EXHIBIT 99.1


                  QUINTUS COMPLETES ACQUISITION OF MUSTANG.COM

     Fremont, California - May 18, 2000 - Quintus Corporation (Nasdaq: QNTS), a provider of comprehensive e-customer relationship management solutions (eCRM), today announced that it has completed its acquisition of Mustang.com, Inc. (Nasdaq: MSTG), the provider of Trusted eService Solutions,(TM) following approval by Mustang.com's shareholders. With the acquisition, Quintus will immediately strengthen its eCRM leadership position by leveraging Mustang.com's award winning e-mail management products and its recently announced hosted solutions. Quintus believes that this combined eCRM offering will address the needs of e-businesses thereby permitting them to build customer loyalty and increase sales through personalized service.

     Under the terms of the transaction, Quintus will issue 0.793 shares of Quintus common stock for each outstanding share of Mustang.com common stock. All outstanding options and warrants to purchase Mustang.com common stock will also be assumed by Quintus, adjusted for the exchange ratio. The acquisition will be accounted for as a purchase transaction and has been structured to be tax-free to shareholders. On a fully diluted basis, Quintus will issue (or reserve) approximately 6.1 million shares of its common stock, representing 13.9% of the combined company.

     About Mustang.com

     Founded in 1986, Mustang.com was a first provider of e-mail management solutions with its award-winning Message Center(TM) product. Introduced in 1997, Mustang Message Center enables loyal, high quality customer relationships through Internet and e-mail based customer interactions. Mustang.com is headquartered in Bakersfield, California with offices in Austin, Chicago, Ft. Lauderdale, Los Angeles, New York, Phoenix, Seattle and Washington DC. For more information access the Web at www.mustang.com.

         About Quintus


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     Quintus Corporation provides a comprehensive eCRM solution to manage customer interactions, such as customer orders, inquiries and service requests, and deliver consistent customer service across multiple communication channels, including the Internet, e-mail and the telephone. The Quintus eContact software suite includes applications that address the needs of customer service representatives and agents in sales and service, consumer relations, technical support, and human resources centers and a routing engine to manage customer interactions. Quintus eContact enables companies to handle high volumes of customer interactions and leverage opportunities to sell additional products and services to their customers. Quintus is based in Fremont, Calif. For more information about Quintus, call 800/337-8941, e-mail sales@quintus.com or access the Web at www.quintus.com.

     The statements contained in this press release that are purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements based on Quintus Corporation's current expectations, beliefs, intentions or strategies, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the expected benefits resulting from the acquisition of Mustang.com Inc. by Quintus. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that Mustang.com's business will not be successfully integrated with the business of Quintus; and increased competition and technological changes in the industries in which Quintus and Mustang.com compete. For a detailed discussion of these and other cautionary statements, please refer to Quintus Corporation's filings with the Securities and Exchange Commission (the "SEC"), including the Company's registration statement on Form S-4 declared effective by the Securities and Exchange Commission on April 11, 2000 and our quarterly report on Form 10-Q filed on February 14, 2000.